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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
FelCor Suite Hotels, Inc.

We consent to the incorporation by reference in the registration statement on Form S-4 (File No. 333-39595) of our report dated January 20, 1998 on our audit of the consolidated financial statements and financial statement schedule of FelCor Suites Limited Partnership as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, 1995, which report is included herein in this Annual Report on Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 19, 1998